EXHIBIT 99.2

LIBERTY MEDIA INTERNATIONAL, INC.

Annual Meeting of Stockholders

June 15, 2005
9:00 a.m. (local time)
Denver Marriott South at Park Meadows
10345 Park Meadows Drive
Littleton, Colorado 80124

ADMISSION TICKET

Liberty Media International, Inc.’s Annual Stockholders’ Meeting will be held at 9:00 A.M. local time on June 15, 2005 at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124. If you plan to attend the Annual Stockholders’ Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. This ticket, along with a form of personal identification, admits the named Stockholder(s) and one guest.

Your vote is important. Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you vote your shares as soon as possible using one of three convenient methods: over the phone, over the Internet or by signing and returning your proxy card in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

[LMICM – LIBERTY MEDIA INTERNATIONAL, INC.] [FILE NAME: ZLMI12.ELX] [VERSION – (5)] [05/02/05] [orig. 04/29/05]

DETACH HERE	ZLMI12

PROXY

LIBERTY MEDIA INTERNATIONAL, INC.

SERIES A AND SERIES B COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned appoints John C. Malone and Elizabeth M. Markowski and each of them, to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of Series A and Series B Common Stock of Liberty Media International, Inc., held by the undersigned at the annual meeting of shareholders to be held on June 15, 2005, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

      IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES AND IN ACCORD WITH THE DIRECTORS’ RECOMMENDATIONS ON THE OTHER PROPOSALS LISTED ON THE OTHER SIDE OF THE PROXY CARD. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSONS SET FORTH ABOVE ARE AUTHORIZED, AT THEIR DISCRETION, TO VOTE THE MATTER.

      PLEASE SIGN ON THE OTHER SIDE AND RETURN PROMPTLY TO LIBERTY MEDIA INTERNATIONAL, INC., C/O EQUISERVE, P.O. BOX 8078, EDISON, NJ, 08818-8687. IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, OR SIGN AND RETURN A PROXY CARD, OR ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

LIBERTY MEDIA INTERNATIONAL, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
OR
Log on to the Internet and go to		Call toll-free
http://www.eproxyvote.com/lbtya		1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

[LMICM – LIBERTY MEDIA INTERNATIONAL, INC.] [FILE NAME: ZLMI11.ELX] [LOGO-ZLMEDI] [VERSION – (2)] [04/29/05] [orig. 04/29/05]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZLMI11

☒	Please mark votes as in this example	#LMI

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 3 AND 4 AND FOR ALL NOMINEES LISTED BELOW.

1.	Adoption of the Agreement and Plan of Merger, dated as of January 17, 2005, among Liberty Media International, Inc., UnitedGlobalCom Inc., Liberty Global, Inc., Cheetah Acquisition Corp. and Tiger Global Acquisition Corp.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Reserved for Harvest sequence numbers

**********AUTO**5-DIGIT 01923 01-000111-000000-000023-000250115 THIS SPACE RESERVED FOR NAME ADDRESS AND OTHER INFORMATION

2.	Election of Directors. Nominees:
(01) David E. Rapley, (02) Larry E. Romrell

		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
FOR ALL NOMINEES EXCEPT	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.

		FOR	AGAINST	ABSTAIN
3.	Approval of the Liberty Media International, Inc. 2004 Incentive Plan (as Amended and Restated Effective March 9, 2005).	☐	☐	☐

4.	Ratification of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2005.	☐	☐	☐

	CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.			☐

Please sign exactly as your name appears on this card. When signing as attorney, agent, fiduciary, executor, administrator, trustee or guardian, please indicate the capacity in which you are signing and give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature:	Date:	Signature:	Date: